Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of this 24th day of June, 2026 (the “Effective Date”) by and among Beeline Financial Holdings, Inc., a Delaware corporation (“BFH” or the “Buyer”), MagicBlocks, Inc., a Delaware corporation, (“MagicBlocks”), the shareholders of MagicBlocks identified on the signature pages hereto other than Beeline Holdings, Inc. (collectively, the “Selling Shareholders”), and the holders of Third-Party SAFEs (as defined herein) identified on the signature pages hereto (collectively, the “Third-Party SAFE Holders,” and together with BFH, MagicBlocks, and the Selling Shareholders, the “Parties”).

WHEREAS, BFH currently holds shares of MagicBlocks common stock and the Selling Shareholders collectively hold shares of MagicBlocks common stock, with the respective share amounts held by the Selling Shareholders as set forth on the signature pages hereto, aggregating together with BFH’s shares to 9,000,000 shares of MagicBlocks common stock in total; and MagicBlocks has outstanding Simple Agreements for Future Equity (“SAFEs”) totaling approximately $1,019,772 in aggregate principal, of which approximately $543,495 are held by BFH, consisting of: (i) a SAFE dated April 1, 2025 in the principal amount of $225,000 and (ii) a SAFE dated January 1, 2025 in the principal amount of $318,495 and approximately $476,277 SAFEs are held by certain third parties (the “Third-Party SAFEs”); provided that, for the avoidance of doubt, any SAFE held by any officer, director, employee, or shareholder of Beeline Holdings, Inc., a Nevada corporation (“Beeline”) or BFH in his or her individual capacity (including, without limitation, Nicholas Liuzza) shall constitute a Third-Party SAFE and not a Beeline SAFE for all purposes of this Agreement; and

WHEREAS, the enterprise value of MagicBlocks, as reflected in a third-party valuation, is approximately $1,009,000, which, net of total outstanding SAFE obligations of approximately $1,019,772, results in no positive implied residual value for MagicBlocks’ common equity; and

WHEREAS, the Parties desire to consummate the following transactions: (i) BFH’s acquisition of all shares of MagicBlocks common stock held by the Selling Shareholders (the “Management Shares”), being the number of shares set forth on the signature pages hereto, for nominal consideration of $1.00 in the aggregate; (ii) the issuance of shares of Beeline common stock (“Beeline Shares”) to the Third-Party SAFE Holders in full satisfaction and exchange for the Third-Party SAFEs, at a conversion price per share (the “Conversion Price”) equal to the greater of (a) $2.25, (b) the official closing price of Beeline common stock on the Nasdaq Capital Market on the trading day immediately preceding the date of this Agreement, and (c) the average official closing price of Beeline common stock on the Nasdaq Capital Market for the five trading days immediately preceding the date of this Agreement, which Conversion Price shall in no event be less than $2.25 per share; (iii) the cancellation and extinguishment of the Beeline SAFEs as intercompany instruments upon consolidation, with no consideration payable in respect thereof; and (iv) the cancellation of all outstanding management stock options and the termination of MagicBlocks’ employee stock option plan;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Parties shall consummate the following transactions (collectively, the “Transactions”): (a) each Selling Shareholder shall sell, assign, and transfer to BFH all shares of MagicBlocks common stock held by such Selling Shareholder, representing in the aggregate all of the outstanding common stock of MagicBlocks not held by BFH, in exchange for the nominal consideration described in Section 1.1; (b) each Third-Party SAFE Holder shall surrender and cancel such holder’s Third-Party SAFEs in full satisfaction of all claims thereunder, in exchange for Beeline Shares in the amounts set forth on Exhibit A and as further described in Section 1.2; (c) the Beeline SAFEs shall be cancelled and extinguished as described in Section 1.3; and (d) all outstanding stock options, awards or other equity of MagicBlocks shall be cancelled as described in Section 1.4.

1.1 Management Share Acquisition. The Management Shares are held by the Selling Shareholders in the respective amounts set forth on the signature pages hereto, which amounts, together with the shares of MagicBlocks common stock held by BFH, aggregate 9,000,000 shares of MagicBlocks common stock outstanding. In consideration for the transfer of the Management Shares, BFH shall pay to each Selling Shareholder nominal consideration as follows: (i) ________________: $0.50; and (ii) _____________: $0.50 (the “Management Consideration”). The Parties acknowledge that the Management Consideration reflects the absence of any positive implied residual value for MagicBlocks’ common equity after accounting for outstanding SAFE claims against MagicBlocks. At Closing, each Selling Shareholder shall deliver to BFH stock certificates together with executed stock powers representing all of such Selling Shareholder’s Management Shares as set forth on the signature pages hereto, duly endorsed for transfer to BFH, free and clear of all liens, pledges, encumbrances, and restrictions of any kind.

1.2 Third-Party SAFE Exchange. In exchange for the surrender and cancellation of the Third-Party SAFEs, BFH shall deliver to each Third-Party SAFE Holder that number of Beeline Shares set forth opposite such holder’s name on Exhibit A (the “Exchange Shares”), calculated at the Conversion Price, which shall in no event be less than $2.25 per share, and subject in all events to a maximum aggregate issuance of 215,000 Beeline Shares in total to all Third-Party SAFE holders. The Exchange Shares shall constitute full and final satisfaction of all obligations of MagicBlocks to such holder under the applicable Third-Party SAFEs. No fractional Beeline Shares shall be issued; any fractional share shall be rounded down to the nearest whole share. The Exchange Shares are being issued pursuant to an exemption from registration under the Securities Act of 1933 (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. The Exchange Shares will be “restricted securities” as defined in Rule 144 under the Securities Act, and all certificates evidencing the Exchange Shares shall bear a restrictive legend in substantially the following form: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT; (II) PURSUANT TO RULE 144 UNDER THE ACT, IF AVAILABLE; OR (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, IN THE CASE OF CLAUSES (II) AND (III), UPON DELIVERY TO BEELINE HOLDINGS, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BEELINE HOLDINGS, INC. THAT SUCH EXEMPTION IS AVAILABLE.”

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At Closing, each Third-Party SAFE Holder shall deliver to BFH its Third-Party SAFEs duly endorsed for cancellation (or other written evidence of cancellation reasonably satisfactory to BFH), and BFH shall deliver or cause to be delivered to each Third-Party SAFE Holder a certificate for such holder’s Exchange Shares.

1.3 Beeline SAFE Cancellation. At Closing, the Beeline SAFEs shall be automatically cancelled and extinguished, without any payment or other consideration to BFH by MagicBlocks.

1.4 Cancellation of Options and Employee Stock Option Plan. At Closing, all outstanding stock options, awards and other equity of MagicBlocks and its wholly-owned subsidiary, MagicBlocks Pty Ltd, an Australian company (except for MagicBlocks capital stock or other equity owned by it) shall be automatically cancelled and terminated without any payment or other consideration to the holders thereof, and each of MagicBlocks’ employee stock option plan and any equivalent equity compensation plan of MagicBlocks Pty Ltd (to the extent any exist) shall be terminated in their entirety.

1.5 Closing. The closing of the Transactions (the “Closing”) shall take place on the Effective Date, or on such other date as the Parties may mutually agree in writing (the “Closing Date”). The Closing shall be deemed to occur simultaneously as to all Transactions, and no individual Transaction shall be deemed consummated unless and until all Transactions are consummated.

1.6 Closing Conditions. The obligation of each Party to consummate the Transactions at the Closing is subject to the satisfaction of each of the following conditions as of the Closing Date: (a) BFH shall have completed satisfactory legal, financial, tax, accounting, securities, and capitalization diligence with respect to MagicBlocks to the reasonable satisfaction of the Special Committee (as defined below); (b) the special committee of the Board of Directors of Beeline, established for purposes of evaluating and approving the Transactions (the “Special Committee”), shall have approved the Transactions, which approval shall be required and non-waivable; (c) the Board of Directors of Beeline shall have approved the Transactions on the recommendation of the Special Committee, with the recusal of all interested directors and officers; (d) to the extent required under the laws of Australia or the governing documents of MagicBlocks Pty Ltd, the board shall have approved the Transactions; (e) each Third-Party SAFE Holder and equity holder of any equity interest (including stock options) of MagicBlocks and MagicBlocks Pty Ltd shall have executed and delivered a full release of all claims (including, without limitation, any claims related to or in connection with any rights to cash payment, conversion, redemption, liquidation preference, “Liquidity Event” payment, or other economic claim against MagicBlocks, BFH, Beeline, or any of their respective affiliates, directors, officers, employees, or advisors, except for the rights expressly provided herein) in form and substance reasonably acceptable to the Special Committee; (f) each holder of outstanding stock options, awards or other equity of MagicBlocks or MagicBlocks Pty Ltd shall have executed and delivered an equity cancellation agreement (including a full release of all claims) in form and substance reasonably acceptable to the Special Committee, and MagicBlocks’ employee stock option plan and any equivalent plan of MagicBlocks Pty Ltd shall have been terminated; (g) all required third-party consents, waivers, approvals, or notices in connection with the Transactions shall have been obtained or given, as applicable; (h) no Material Adverse Change (as defined below) shall have occurred with respect to MagicBlocks; and (i) each Selling Shareholder and BFH (or Beeline, as applicable) shall have executed and delivered a mutually agreed employment or services agreement and related compensation arrangements, in form and substance reasonably acceptable to such Selling Shareholder and the Special Committee.

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2. Representations and Warranties of MagicBlocks. As an inducement to BFH and the Third-Party SAFE Holders to enter into this Agreement and consummate the transactions contemplated hereby, MagicBlocks and the Selling Shareholders, individually and not jointly, hereby make the following representations and warranties, each of which is true and correct as of the date of this Agreement and will be true and correct on the Closing Date:

2.1 Organization. MagicBlocks is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized to conduct business as currently conducted in each jurisdiction where the conduct of its business requires such authorization, except where the failure to be so qualified would result in a material adverse effect on MagicBlocks.

2.2 MagicBlocks Pty Ltd. MagicBlocks Pty Ltd is a proprietary limited company duly organized and validly existing under the laws of Australia, is in good standing or the Australian equivalent in each jurisdiction where the conduct of its business requires such authorization, except where the failure to be so qualified would result in a material adverse effect on it, and is a wholly-owned subsidiary of MagicBlocks.

2.3 MagicBlocks Capitalization. The outstanding capitalization of MagicBlocks, as of the Effective Date is and as of the Closing Date will be: (i) 9,000,000 shares of common stock issued and outstanding, of which the shares held by BFH and the shares held by the Selling Shareholders are as set forth on the signature pages hereto and the remainder are held by BFH; (ii) the Beeline SAFEs in the aggregate principal amount of approximately $543,495 and the Third-Party SAFEs in the aggregate principal amount of approximately $476,277, as further set forth on Exhibit A; and (iii) outstanding management stock options and employee stock option plan awards, all of which shall be cancelled as of the Closing Date pursuant to Section 1.4. Except as described in this Section 2.3 or as set forth in Exhibit A, there are no other outstanding equity interests, options, warrants, convertible instruments, subscription rights, or rights of any kind to acquire any equity interest in MagicBlocks or MagicBlocks Pty Ltd.

2.4 Authority. MagicBlocks has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of MagicBlocks, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by MagicBlocks.

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2.5 Non-Contravention. The execution and delivery of this Agreement by MagicBlocks and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which MagicBlocks is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to MagicBlocks.

2.6 Litigation. There are no actions, suits, or proceedings pending or threatened, which could in any manner restrain or prevent MagicBlocks from effectually and legally consummating the transactions contemplated by this Agreement and there is no outstanding litigation or investigation however any regulatory or governmental proceeding is named (“Investigation”) involving MagicBlocks or MagicBlocks Pty Ltd, nor has Magicblocks or MagicBlocks Pty Ltd received any threats of such litigation or Investigation.

2.7 Brokers’ Fees. MagicBlocks has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.8 Financial Statements. Exhibit B sets forth the unaudited MagicBlocks financial statements as of and for the fiscal year ending December 31, 2025, which include the balance sheet and statement of operations, and an unaudited balance sheet and statement of operations of MagicBlocks for the three months ended March 31, 2026 (collectively, the “Financial Statements”). The Financial Statements are true, complete and correct in all material respects and fairly present the financial condition of MagicBlocks as of the dates thereof. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments.

2.9 No Material Adverse Change. Since March 31, 2026, there has not been individually or in the aggregate a Material Adverse Change with respect to MagicBlocks. For the purposes of this Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, could result in a material adverse change on MagicBlocks or material adverse change on its business, assets, liabilities, or operations. Provided, however, a Material Adverse Change does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which MagicBlocks operates.

2.10 SAFE Instruments; Stock Options. The Third-Party SAFEs listed on Exhibit A, together with the following Beeline SAFEs are: (i) a SAFE dated April 1, 2025, in the principal amount of $225,000; and (ii) a SAFE dated January 1, 2025, in the principal amount of $318,495; aggregating approximately $543,495 in total principal, constitute all SAFEs issued by MagicBlocks and currently outstanding. There are no side letters, amendments, or modifications to any SAFE other than as expressly set forth therein. The outstanding stock options, awards and other equity of MagicBlocks and MagicBlocks Pty Ltd are listed on Exhibit C.

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2.11 Intellectual Property and Technology. For purposes of this Section 2.11: (i) “Company Intellectual Property” means all intellectual property rights owned, licensed, or used by MagicBlocks in connection with its business as currently conducted, including Company Technology; (ii) “Company IP Registrations” means all patents, patent applications, trademark and service mark registrations and applications, copyright registrations, and domain name registrations within MagicBlocks Intellectual Property; (iii) “Company IP Agreements” means all material agreements relating to MagicBlocks Intellectual Property, including inbound and outbound license agreements, development agreements, and assignment agreements; (iv) “Company Systems” means all computer hardware, software, networks, servers, databases, and related IT infrastructure owned, leased, or used by MagicBlocks; (v) “Company Technology” means MagicBlocks’ AI-powered mortgage sales agent platform and all related software, source code, object code, algorithms, artificial intelligence and machine learning models, training datasets, user interfaces, prompt engineering, and documentation; and (vi) “Open Source Software” means any software subject to a license that requires, as a condition of use, modification, or distribution, that such software or software combined or distributed therewith be (A) disclosed or distributed in source code form, (B) licensed for making derivative works, or (C) redistributable at no charge.

(a) IP Registrations and Agreements. All Company IP Registrations are subsisting, in good standing, and validly maintained, and all required filings and fees related thereto have been timely submitted and paid to the relevant governmental authorities and authorized registrars. Schedule 2.11(a) lists all Company IP Registrations. There are no actions required to be taken within 120 days of the Closing Date for purposes of obtaining, maintaining, perfecting, or renewing any Company IP Registration. There are no facts or circumstances that would render any Company IP Registration invalid or unenforceable, and there has been no misrepresentation or failure to disclose any material fact in connection with any Company IP Registration. Each Company IP Agreement is valid, binding, and in full force and effect; neither MagicBlocks nor, any other party thereto is in material breach of or default under any Company IP Agreement; and MagicBlocks has not received any written notice of breach, default, or intention to terminate any Company IP Agreement.

(b) Ownership; Title. MagicBlocks is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to MagicBlocks Intellectual Property, free and clear of all liens, pledges, encumbrances, and restrictions of any kind, other than non-exclusive licenses granted to customers in the ordinary course of business. MagicBlocks has valid and subsisting rights to use all other intellectual property used in or necessary for the conduct of its business as currently conducted. MagicBlocks Intellectual Property is, and since MagicBlocks’ formation has been, valid, subsisting, and enforceable, and MagicBlocks has taken all commercially reasonable steps to maintain MagicBlocks Intellectual Property and to protect and preserve the confidentiality of all trade secrets included therein, including by requiring all persons or entities with access to such information to execute written non-disclosure agreements.

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(c) Employee and Contractor Assignments. All current and former employees, contractors, and consultants of MagicBlocks who have contributed to the development of any Company Intellectual Property have executed valid, binding written agreements: (i) assigning to MagicBlocks any and all ownership interests and rights they may have in such Company Intellectual Property; and (ii) acknowledging MagicBlocks’ exclusive ownership of all Company Intellectual Property. No such person or entity retains any residual ownership interest or claim in or to any Company Intellectual Property. BFH has been provided true and complete copies of all such agreements.

(d) No Impairment at Closing. The consummation of the Transactions will not result in the loss or impairment of, or require payment of any additional amounts or fees with respect to, nor require the consent of any other person or entity in respect of, MagicBlocks’ right to own, use, or hold for use any Company Intellectual Property as owned, used, or held for use in the conduct of MagicBlocks’ business as currently conducted.

(e) Non-Infringement. To the knowledge of the Selling Shareholders, the conduct of MagicBlocks’ business as currently and formerly conducted, and Company Technology and all other products, processes, and services of MagicBlocks, have not infringed, misappropriated, diluted, or otherwise violated, and do not infringe, misappropriate, dilute, or otherwise violate the intellectual property or other rights of any person or entity. No person or entity has infringed, misappropriated, diluted, or otherwise violated, or is currently infringing, misappropriating, diluting, or violating, any Company Intellectual Property.

(f) No Pending Claims or Orders. There are no pending or, threatened actions, claims, oppositions, interferences, or proceedings: (i) alleging any infringement, misappropriation, dilution, or violation of the intellectual property rights of any person or entity by MagicBlocks; (ii) challenging the validity, enforceability, registrability, or ownership of any Company Intellectual Property or MagicBlocks’ rights with respect thereto; or (iii) alleging infringement, misappropriation, dilution, or violation by any person or entity of any Company Intellectual Property. MagicBlocks is not subject to any outstanding governmental order that does or would restrict or impair the use of any Company Intellectual Property.

(g) Company Technology; Transferability. All components of Company Technology are fully transferable and assignable by MagicBlocks, without restriction and without payment of any kind to any third party. MagicBlocks has not transferred ownership of, or granted any exclusive license with respect to, any Company Technology or Company Intellectual Property to any person or entity, other than non-exclusive licenses to customers entered into in the ordinary course of business. MagicBlocks is not subject to any agreement that includes unperformed obligations to develop any software or other intellectual property for any third party, and MagicBlocks owns all right, title, and interest in and to all customizations and enhancements of Company Technology developed by or for MagicBlocks. No Company Intellectual Property has been developed under any government contract or using any government or university funding, resources, or personnel.

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(h) Source Code. MagicBlocks is in possession of and has exclusive control over a complete and accurate copy of the source code for all software included in Company Technology. Except for standard application programming interfaces made available to customers in the ordinary course of business, MagicBlocks has not disclosed, delivered, licensed, or otherwise made available, and has no obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code for any Company Technology to any person or entity other than employees, contractors, or consultants of MagicBlocks pursuant to valid written agreements prohibiting use or disclosure except in the performance of services for MagicBlocks. The consummation of the Transactions will not result in the release from escrow or other delivery to any person or entity of any source code for any Company Technology. There has been no unauthorized theft, reverse engineering, decompiling, disassembly, or other unauthorized access to any source code for any Company Technology.

(i) Open Source Software. MagicBlocks has complied in all material respects with all notice, attribution, and other license requirements applicable to all Open Source Software used in the development of or incorporated into Company Technology. MagicBlocks has not used any Open Source Software in any manner that does, will, or would reasonably be expected to require: (A) the disclosure or distribution of the source code of any proprietary component of Company Technology; (B) the licensing or distribution of any Company Technology on a royalty-free basis; or (C) the grant of any patent license, non-assertion covenant, or rights to modify, make derivative works from, decompile, disassemble, or reverse engineer any Company Technology or Company Intellectual Property.

(j) Conformance; No Malicious Code. Company Technology conforms in all material respects to all applicable warranties and specifications set forth in customer agreements. Company Technology does not contain any material bug, defect, or error that materially and adversely affects its functionality or performance against its applicable specifications. Neither Company Technology nor any other software used in the operation of MagicBlocks’ business contains any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other malicious code designed or intended to disrupt, disable, harm, or provide unauthorized access to any computer system, hardware, network, or device, or to damage, destroy, or prevent access to or use of any data or file without the user’s consent. MagicBlocks has taken commercially reasonable steps to prevent the introduction of malicious code into Company Technology.

(k) IT Systems. MagicBlocks Systems are reasonably sufficient for the needs of MagicBlocks’ business as currently conducted, including as to capacity, scalability, and ability to process current and anticipated peak volumes. In the last three (3) years, to the knowledge of the Selling Shareholders, there has been no material unauthorized access, use, intrusion, or breach of security, or material failure, breakdown, or other adverse event affecting any Company Systems, that has resulted in or would reasonably be expected to result in: (A) substantial disruption of MagicBlocks’ business; (B) material loss, damage, or harm to MagicBlocks or its operations or assets; or (C) material liability of any kind to MagicBlocks. MagicBlocks maintains commercially reasonable backup, disaster recovery, and business continuity plans and procedures, has acted in material compliance therewith, and has tested such plans and procedures on a regular basis with effective results.

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(l) Privacy and Data Protection. MagicBlocks has complied in all material respects with all applicable laws, regulations, and contractual obligations relating to: (i) the privacy of users and customers of Company Technology; and (ii) the collection, storage, processing, transfer, and security of personal information, consumer financial data, and mortgage-related consumer data collected or processed by MagicBlocks or by third parties with authorized access to MagicBlocks’ records. No claims have been asserted or are threatened against MagicBlocks alleging a violation of any person’s or entity’s privacy or data protection rights under any applicable law, regulation, or contract. MagicBlocks has implemented commercially reasonable technical and physical security measures to safeguard personal information and consumer data against unauthorized access, use, disclosure, modification, or loss. There has been no unauthorized access to or misuse of any personal information or consumer data held by MagicBlocks. There are no facts or circumstances known to MagicBlocks that would require MagicBlocks to provide notice of a data security breach to any customers, users, consumers, or other persons pursuant to any applicable law.

(m) Mortgage Industry Regulatory Compliance. Company Technology and its operation comply in all material respects with all applicable federal and state laws, rules, regulations, orders, and other binding requirements governing the use of automated systems, artificial intelligence, machine learning, or similar technologies in the mortgage industry, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act, the Secure and Fair Enforcement for Mortgage Licensing Act, and all rules and regulations related thereto, and MagicBlocks has not received written notice from any governmental authority alleging noncompliance with any guidance or other non-binding agency interpretation related thereto.

(n) Artificial Intelligence. (i) MagicBlocks uses all Generative AI Tools (as defined below) in compliance with the applicable license terms, consents, agreements and laws. (ii) MagicBlocks has not included and does not include any sensitive personal information, trade secrets or material confidential or proprietary information of MagicBlocks, or of any third party under an obligation of confidentiality by MagicBlocks, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools. (iii) MagicBlocks has not used Generative AI Tools to develop any material Company Intellectual Property that MagicBlocks intended to maintain as proprietary in a manner that it believes would materially affect MagicBlocks’ ownership or rights therein. (iv) For purposes hereof, “Generative AI Tools” means generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.

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2.12 No Undisclosed Liabilities. MagicBlocks has no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise), including any tax liabilities due or to become due, except for: (i) liabilities reflected or reserved against in the Financial Statements; and (ii) liabilities incurred in the ordinary course of business since March 31, 2026 that are not, individually or in the aggregate, material to MagicBlocks.

2.13 No Off-Balance Sheet Arrangements. MagicBlocks is not a party to, and has no commitment to become a party to, any joint venture, off-balance sheet partnership, structured finance arrangement, special purpose entity, limited purpose entity, unconsolidated affiliate arrangement, or other contract, commitment or arrangement, including any “off-balance sheet arrangement” as defined in Item 303(a)(4)(ii) of Regulation S-K, that has resulted in, or would reasonably be expected to result in, any material, direct or indirect liability, obligation, exposure, or other transaction or relationship that is not fully reflected or reserved against in the Financial Statements.

3. Representations and Warranties of BFH. As an inducement to the Third-Party Safes Holders and the Selling Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, BFH hereby make the following representations and warranties, each of which is true and correct on the Effective Date and will be true and correct on the Closing Date:

3.1 Authority. BFH has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of BFH, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by BFH.

3.2 Consideration. BFH has the full right, power, and authority (i) to transfer and deliver to each Selling Shareholder the nominal consideration described in Section 1.1 pursuant to this Agreement and (ii) to deliver the Exchange Shares to each Third-Party SAFE Holder pursuant to this Agreement, and upon delivery of such Exchange Shares hereunder, each Third-Party SAFE Holder will acquire good and marketable title thereto, in each case free and clear of all liens, pledges, encumbrances, charges, claims, and restrictions of any kind(other than for the Beeline Shares restrictions imposed by applicable securities laws) .

3.3 Beeline Shares; Beeline-Held SAFEs. The Beeline Shares to be issued to the Third-Party SAFE Holders pursuant to Section 1.2, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable shares of Beeline’s common stock. Beeline has sufficient authorized but unissued shares of common stock available to issue all Beeline Shares contemplated by this Agreement. BFH and its affiliates hold the Beeline-Held SAFEs free and clear of all liens and encumbrances and have full authority to cancel the Beeline-Held SAFEs as contemplated herein.

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4. Representations and Warranties of the Third-Party SAFE Holders. As an inducement to BFH to enter into this Agreement and deliver the Exchange Shares, each Third-Party SAFE Holder, severally and not jointly, hereby makes the following representations and warranties, each of which is true and correct as of the Execution Date and will be true and correct as of the Closing Date:

4.1 Accredited Investor. Such Third-Party SAFE Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.2 Investment Intent. Such Third-Party SAFE Holder is acquiring the Exchange Shares for its own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.3 Restricted Securities. Such Third-Party SAFE Holder understands that: (i) the Exchange Shares have not been registered under the Securities Act or any applicable state securities laws; (ii) the Exchange Shares are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D; (iii) the Exchange Shares are and will be “restricted securities” as defined in Rule 144 under the Securities Act; and (iv) the Exchange Shares may not be offered, sold, transferred, pledged, hypothecated, or otherwise disposed of except pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 or another available exemption from registration, in each case in compliance with applicable federal and state securities laws.

4.4 No General Solicitation. Such Third-Party SAFE Holder is not acquiring the Exchange Shares as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

4.5 Access to Information. Such Third-Party SAFE Holder has had the opportunity to ask questions of, and receive answers from, Beeline and its representatives concerning Beeline, the Exchange Shares, and the terms and conditions of the Transactions, and has had access to such financial and other information concerning Beeline as it deemed necessary or appropriate in connection with its decision to exchange its Third-Party SAFEs for the Exchange Shares. Such Third-Party SAFE Holder has had the opportunity to review the reports and other documents filed on www.sec.gov relating to Beeline. Such Third-Party SAFE Holder has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the Exchange Shares.

4.6 Authority. Such Third-Party SAFE Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Third-Party SAFE Holder, enforceable against it in accordance with its terms. If such Third-Party SAFE Holder is an entity, the execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of such entity.

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4.7 Title to SAFEs. Such Third-Party SAFE Holder is the sole legal and beneficial owner of the Third-Party SAFEs set forth opposite its name in Exhibit A, free and clear of all liens, pledges, encumbrances, and restrictions of any kind, and has full right and authority to surrender and cancel such Third-Party SAFEs as contemplated herein. There are no outstanding options, rights, proxies, or agreements of any kind with respect to such Third-Party SAFEs.

5. Representations and Warranties of the Selling Shareholders. As an inducement to BFH to consummate the Transactions and employ or retain each of the Selling Shareholders, each Selling Shareholder, severally and not jointly, hereby makes the following representations and warranties, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date:

5.1 Selling Shareholder Authority. Each Selling Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Selling Shareholder, enforceable against it in accordance with its terms.

5.2 Title to Management Shares. Each Selling Shareholder is the sole legal and beneficial owner of the Management Shares, free and clear of all liens, pledges, encumbrances, and restrictions of any kind, and has full right and authority to surrender and cancel such Management Shares as contemplated herein. There are no outstanding options, rights, proxies, or agreements of any kind with respect to such Management Shares.

6. Survival of Representations and Warranties and Agreements. All representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 5.1, and 5.2 (collectively, the “Fundamental Representations”) shall survive for a period of twenty-four (24) months following the Closing Date, and (ii) the representations and warranties relating to tax matters, together with any claim based on fraud or intentional misrepresentation, shall survive until the expiration of the applicable statute of limitations. No claim for breach of, or indemnification in respect of, any representation or warranty may be asserted after the expiration of the applicable survival period.

7. Indemnification.

7.1 Indemnification Provisions for Benefit of BFH and the Third-Party SAFE Holders. In the event MagicBlocks or the Selling Shareholders breaches any of its respective representations, warranties, and/or covenants contained herein, and provided that BFH or any Third-Party Safe Holders make a written claim for indemnification against MagicBlocks, then MagicBlocks agrees to indemnify BFH and the Third-Party Safe Holders from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys’ fees and expenses.

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7.2 Indemnification Provisions for Benefit of MagicBlocks and the Selling Shareholders. In the event BFH or any Third-Party SAFE Holders breach any of their respective representations, warranties, and/or covenants contained herein, and provided that MagicBlocks or the Selling Shareholders, as applicable, makes a written claim for indemnification against BFH, then BFH agree to indemnify MagicBlocks and the Selling Shareholders from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys’ fees and expenses.

7.3 Indemnification Procedures. Promptly after a party entitled to indemnification under this Section 7 (an “Indemnified Party”) becomes aware of any claim, action, or matter that may give rise to a claim for indemnification, the Indemnified Party shall give written notice thereof to the party from whom indemnification is sought (the “Indemnifying Party”), describing the claim in reasonable detail; provided that any failure or delay in giving such notice shall not relieve the Indemnifying Party of its obligations except to the extent the Indemnifying Party is actually and materially prejudiced thereby. With respect to any claim asserted by a third party, the Indemnifying Party shall have the right to assume and control the defense thereof with counsel of its choice. No Indemnified Party shall settle, compromise, or consent to the entry of judgment with respect to any claim for which indemnification is sought without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned, or delayed), and no Indemnifying Party shall be liable for any settlement effected without its prior written consent. Each Indemnified Party shall use commercially reasonable efforts to mitigate any Losses (as defined below). The amount of any Losses shall be reduced by (i) any insurance proceeds actually received and (ii) any tax benefit actually realized by the Indemnified Party, in each case in respect of such Losses. No party shall be entitled to recover more than once in respect of the same Loss. For purposes of this Section 7, “Losses” means the losses, damages, amounts paid in settlement, expenses, and fees (including court costs and reasonable attorneys’ fees and expenses) described in Sections 7.1 and 7.2.

7.4 Exclusive Remedy. Except in the case of fraud or intentional misrepresentation, and except for claims seeking specific performance or other equitable relief, from and after the Closing the indemnification provisions of this Section 7 shall constitute the sole and exclusive remedy of the Parties for any and all claims arising out of or relating to this Agreement, the transactions contemplated hereby, or any representation, warranty, or covenant contained herein. Notwithstanding any other provision of this Agreement, in no event shall any Selling Shareholder have any liability to any party in excess of the Management Consideration actually received by such Selling Shareholder pursuant to Section 1.1, and no claim under this Agreement shall be satisfied from, or give rise to any recourse against, the personal assets of any Selling Shareholder in excess of such amount.

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8. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

8.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7).

8.2 MagicBlocks. MagicBlocks hereby covenants that, after the Closing, MagicBlocks will, at the request of BFH, execute, acknowledge and deliver to BFH without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as BFH may reasonably request (a) to transfer to, vest and protect BFH and their right, title and interest in the common stock, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

9. Expenses. Except as otherwise provided in this Agreement, all Parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

10. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, electronic, or facsimile signature.

12. Benefit. This Agreement shall be binding upon and inure to the benefit of the Parties and their legal representatives, heirs, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the Parties or their respective legal representatives, heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

13. Notices and Addresses. All notices, offers, acceptances and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

If to MagicBlocks:	MagicBlocks, Inc.
c/o MagicBlocks Pty Ltd

Attention: ______________
Email: As reflected on the signature page

If to BFH:
c/o Special Committee of
the Board of Directors of
Beeline Holdings, Inc.
188 Valley Street
Suite 225, Providence
Rhode Island 02909
Attention: Chair of the Special Committee, _____________
Email: _________________

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With a copy (for informational purposes only) to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.,
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris, Esq.
Email: ________________

If to the Selling Shareholders:	The applicable addresses set forth on the signature page attached hereto or to such other address as any of them, by notice to the other Parties may designate from time to time.

If to the Third-Party Safe Holders:	The applicable addresses set forth on the signature page attached hereto or to such other address as any of them, by notice to the other Parties may designate from time to time.

14. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, including the fees on appeal, costs and expenses.

15. Governing Law; Jurisdiction. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance thereof shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict-of-laws principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Providence, Rhode Island for the resolution of any dispute, disagreement, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral and written agreements between the Parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party or Parties against whom enforcement or the change, waiver, discharge or termination is sought.

17. Assignment. No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of each and every other Party.

18. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Attached]

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IN WITNESS WHEREOF the Parties have set their hand and seals as of the Effective Date.

BEELINE FINANCIAL HOLDINGS, INC.,
a Delaware corporation

By:
Print Name:
Title:

MAGICBLOCKS, INC.,
a Delaware corporation

By:
Print Name:
Title:
Email:

Signature Page to Share Exchange Agreement

SELLING SHAREHOLDERS

By:
Print Name:

Address:

Number of Management Shares: _______________________

By:
Print Name:

Address:

Number of Management Shares: _______________________

Selling Shareholders Signature Page to Share Exchange Agreement

THIRD-PARTY SAFE HOLDERS

By:
Print Name:
Address:
Email:

By:
Print Name:
Address:
Email:

By:
Print Name:
Address:
Email:

By:
Print Name:
Title:
Address:
Email:

By:
Print Name:
Title:
Address:
Email:

By:
Print Name:
Title:
Address:
Email:

Third-Party Safe Holders Signature Page to Share Exchange Agreement

EXHIBIT A

THIRD-PARTY SAFE HOLDERS

Exhibit A

EXHIBIT B

FINANCIAL STATEMENTS

Exhibit B

EXHIBIT C

THE OUTSTANDING STOCK OPTIONS, AWARDS AND OTHER EQUITY OF MAGICBLOCKS AND MAGICBLOCKS PTY LTD

Exhibit C